Exhibit 99.1

Gladstone Commercial Corporation Reports Results for the First Quarter Ended

March 31, 2012

•	Reported Funds From Operations (“FFO”) for the first quarter ended March 31, 2012 of $4.2 million, an increase of 9.2% over the first quarter of 2011.

•	Acquired one property with 52,130 square feet of rental space for $10.8 million.

•

Issued 1.54 million shares of Series C Term Preferred Stock through an underwritten public offering resulting in net proceeds of $36.7 million, after deducting underwriting discounts and other offering expenses.

•	Increased the maximum availability under its line of credit from $50.0 million to $75.0 million.

McLean, VA, April 30, 2012: Gladstone Commercial Corporation (NASDAQ: GOOD) (the “Company”) today reported financial results for the quarter ended March 31, 2012. A description of FFO, a relative non-GAAP (generally accepted accounting principles in the United States) financial measure, is located at the end of this earnings release. All per share references are to fully-diluted weighted average shares of common stock, unless otherwise noted.

FFO: FFO for the quarter ended March 31, 2012 was $4.2 million, or $0.38 per share, a 9.2% increase, compared to the same period one year ago. The increase in FFO was primarily because of the 15.0% increase in operating revenues derived from the eight properties acquired subsequent to March 31, 2011. This was partially offset by an increase in interest expense due to mortgage debt issued and assumed during 2011 and an increase in due diligence expense during the quarter.

Net Income: Net income available to common stockholders for the quarter ended March 31, 2012 was $0.3 million, or $0.02 per share, compared to net income available to common stockholders for the quarter ended March 31, 2011 of $0.4 million, or $0.05 per share. A reconciliation of FFO to net income for the quarters ended March 31, 2012 and 2011, which the Company believes is the most directly comparable GAAP measure to FFO, and a computation of basic and diluted FFO per weighted average share of common stock and basic and diluted net income per weighted average share of common stock is set forth below:

	For the three months ended March 31,
	2012	2011
	(Dollars in Thousands, Except Per Share Data)

Net income	$1,301	$1,480
Less: Distributions attributable to preferred and senior common stock	(1,042)	(1,038)

Net income available to common stockholders	259	442

Add: Real estate depreciation and amortization, including discontinued operations	3,904	3,370

FFO available to common stockholders	$4,163	$3,812

Weighted average shares outstanding - basic	10,945	9,258
Weighted average shares outstanding - diluted	11,006	9,310

Basic & diluted net income per weighted average share of common stock	$0.02	$0.05

Basic FFO per weighted average share of common stock	$0.38	$0.41

Diluted FFO per weighted average share of common stock	$0.38	$0.41

Distributions declared per share of common stock	$0.375	$0.375

Comments from the Company’s President and Chief Investment Officer, Chip Stelljes: “Our financial results for the first quarter reflect the increased earnings from our real estate investments over the past 12 months. We have a robust pipeline and are focused on fully investing the proceeds of the preferred stock offering completed during this quarter. We also continue to focus on maintaining our portfolio and working with our existing tenants to extend the few leases that are scheduled to mature in 2012 and 2013. With the proceeds from the preferred stock sale and the expansion of our line of credit, we have ample capital to acquire additional properties and increase our FFO in 2012.”

Asset Characteristics: As of March 31, 2012, the Company owned 73 properties totaling 7.1 million square feet of rental space for a total net investment of $435.5 million. Currently, 71 of the Company’s properties, or 98.7% of the portfolio’s total square footage, are fully leased and all tenants at these properties are current and paying in accordance with the terms of their leases.

Mortgage Maturities: The Company has $45.2 million of balloon principal payments due on one of its long-term mortgages in October 2012; however, the mortgage has one remaining annual extension option through October 2013, which the Company currently intends to exercise. The Company has no other balloon principal payments due on any of its mortgages until 2013.

Lease Expirations: The Company was able to re-lease its previously vacant building located in South Hadley, Massachusetts for another year, which expires in January 2013. The Company has two other buildings that remain vacant. Rental income from these two tenants was 2.0% of the Company’s total annualized rental income when occupied. The Company is actively working to re-tenant these properties along with the one additional property with a lease expiring in 2012.

Highlights for the Quarter:

•	Properties Acquired: Purchased one fully-occupied property with 52,130 square feet of rental space for $10.8 million;

•

Preferred Stock Issued: Issued 1.54 million shares of Series C Term Preferred Stock through an underwritten public offering resulting in net proceeds of $36.7 million, after deducting underwriting discounts and other offering expenses;

•	Line of Credit Expanded: Increased the maximum availability of credit under its line of credit from $50.0 million to $75.0 million;

•	Debt Repaid: Repaid in full the $2.3 million mortgage on its building located in Canton, North Carolina;

•	New Lease Executed: Re-leased its previously vacant building located in South Hadley, Massachusetts through January 2013;

•	Leases Extended: Extended the terms on two of its leases for additional periods of five and eight years; and

•

Distributions: Declared monthly cash distributions of $0.125 per share on its common stock, $0.1614583 per share on its Series A Preferred Stock, $0.15625 per share on its Series B Preferred Stock, and $0.0875 per share on its senior common stock, for each of the months of January, February and March 2012. Declared monthly cash distributions of $0.1484375 per share on its Series C Term Preferred Stock for each of the months of February and March 2012.

Subsequent to the End of the Quarter:

•	Debt Borrowed: Borrowed $19.0 million from KeyBank National Association collateralized by four of its properties at a fixed rate of 6.1% for ten years; and

•

Distributions: Declared monthly cash distributions of $0.125 per share on its common stock, $0.1614583 per share on its Series A Preferred Stock, $0.15625 per share on its Series B Preferred Stock, $0.1484375 per share on its Series C Term Preferred Stock and $0.0875 per share on its senior common stock, for each of the months of April, May and June 2012.

Conference Call: The Company will hold a conference call on Tuesday, May 1, 2012 at 8:30 a.m. EDT to discuss its earnings results. Please call (800) 860-2442 to enter the conference. An operator will monitor the call and set a queue for the questions. The conference call replay will be available one hour after the call and will be accessible through May 31, 2012. To hear the replay, please dial (877) 344-7529 and use conference number 10012320.

The live audio broadcast of Gladstone Commercial’s quarterly conference call will also be available online at the Company’s website, www.GladstoneCommercial.com. The event will be archived and available for replay on the Company’s website through July 2, 2012.

Who we are: Gladstone Commercial Corporation is a publicly-traded real estate investment trust that focuses on investing in and owning triple-net leased industrial, commercial, and retail real estate properties. Including payments through April 2012, the Company has paid 88 consecutive monthly cash distributions on its common stock. Prior to paying distributions on a monthly basis, the Company paid five consecutive quarterly cash distributions. The Company has paid 76 consecutive monthly cash distributions on its Series A Preferred Stock, 67 consecutive monthly cash distributions on its Series B Preferred Stock and 24 consecutive monthly cash distributions on its senior common stock. The Company has never skipped, reduced or deferred a distribution since inception, over eight years ago. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

Investor Relations: For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

Non-GAAP Financial Measure – FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with an additional context for evaluating its financial performance and as a supplemental measure to compare it to other REITs; however, comparisons of its FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs. To learn more about FFO, please refer to the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarter ended March 31, 2012, as filed with the U.S. Securities and Exchange Commission (the “SEC”) today.

Warning: The financial statements attached below are without footnotes so readers should obtain and carefully review the Form 10-Q, including the footnotes to the financial statements contained therein. The Company filed the Form 10-Q today with the SEC and the Form 10-Q can be retrieved from the SEC’s website at www.sec.gov or its website at www.GladstoneCommercial.com.

The statements in this press release regarding the Company’s ability, plans or prospects to re-tenant its unoccupied properties, extend the respective maturity dates of its long-term mortgages, maintain or grow its portfolio and FFO, renegotiate leases, and raise additional capital are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, the Company’s ability to raise additional capital, the duration of, or further downturns in, the current economic environment, the performance of its tenants, the impact of competition on its efforts to renew existing leases or re-lease space and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption “Risk factors” of its Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on February 28, 2012. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Gladstone Commercial Corporation, +1-703-287-5893

Gladstone Commercial Corporation

Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Share and Per Share Amounts)

(Unaudited)

	March 31, 2012	December 31, 2011

ASSETS
Real estate, at cost	$452,161	$442,521
Less: accumulated depreciation	56,572	53,784

Total real estate, net	395,589	388,737

Lease intangibles, net	39,878	37,670
Cash and cash equivalents	5,689	3,329
Restricted cash	3,054	2,473
Funds held in escrow	4,555	4,086
Deferred rent receivable, net	12,666	12,403
Deferred financing costs, net	5,540	3,473
Other assets	1,003	976

TOTAL ASSETS	$467,974	$453,147

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Mortgage notes payable	$282,065	$285,350
Borrowings under line of credit	—	18,700
Series C mandatorily redeemable preferred stock, par value $0.001 per share; $25 per share liquidation preference; 1,700,000 shares and no shares authorized; and 1,540,000 shares and no shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	38,500	—
Deferred rent liability, net	3,593	3,851
Asset retirement obligation liability	3,329	3,289
Accounts payable and accrued expenses	3,305	1,956
Due to Adviser	1,046	1,188
Other liabilities	4,465	3,499

Total Liabilities	336,303	317,833

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Series A and B redeemable preferred stock, par value $0.001 per share; $25 per share liquidation preference; 2,300,000 shares authorized and 2,150,000 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	2	2
Senior common stock, par value $0.001 per share; 7,500,000 shares authorized and 78,063 and 60,290 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	—	—

Common stock, par value $0.001 per share, 38,500,000 shares authorized and 10,945,379 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	11	11
Additional paid in capital	211,755	211,553
Notes receivable - employees	(421)	(422)
Distributions in excess of accumulated earnings	(79,676)	(75,830)

Total Stockholders’ Equity	131,671	135,314

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$467,974	$453,147

Gladstone Commercial Corporation

Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

(Unaudited)

	For the three months ended March 31,
	2012	2011
Operating revenues
Rental income	$12,014	$10,435
Tenant recovery revenue	86	84

Total operating revenues	12,100	10,519

Operating expenses
Depreciation and amortization	3,904	3,370
Property operating expenses	333	297
Due diligence expense	160	(138)
Base management fee	393	352
Incentive fee	899	832
Administration fee	310	256
General and administrative	383	454

Total operating expenses before credits from Adviser	6,382	5,423

Credit to incentive fee	(585)	(486)

Total operating expenses	5,797	4,937

Other income (expense)
Interest income - employee loans	9	10
Other income	18	44
Interest expense	(4,572)	(4,156)
Distributions attributable to mandatorily redeemable preferred stock	(457)	—

Total other expense	(5,002)	(4,102)

Net income	1,301	1,480

Distributions attributable to preferred stock	(1,023)	(1,023)
Distributions attributable to senior common stock	(19)	(15)

Net income available to common stockholders	$259	$442

Earnings per weighted average share of common stock - basic & diluted
Income from continuing operations (net of dividends attributable to preferred stock)	$0.02	$0.05

Net income available to common stockholders	$0.02	$0.05

Weighted average shares of common stock outstanding
Basic	10,945	9,258

Diluted	11,006	9,310

Earnings per weighted average share of senior common stock	$0.27	$0.25

Weighted average shares of senior common stock outstanding - basic	70	59

Gladstone Commercial Corporation

Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

(Unaudited)

	For the three months ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$1,301	$1,480
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,904	3,370
Amortization of deferred financing costs	320	231
Amortization of deferred rent asset and liability, net	(168)	(176)
Amortization of discount and premium on assumed debt	16	33
Asset retirement obligation expense	40	38
Decrease (increase) in other assets	73	(44)
Increase in deferred rent liability	—	988
Increase in deferred rent receivable	(354)	(344)
Increase (decrease) in accounts payable, accrued expenses, and amount due Adviser	1,208	(626)
Increase (decrease) in other liabilities	388	(209)
Leasing commissions paid	(1,101)	—

Net cash provided by operating activities	5,627	4,741

Cash flows from investing activities:
Real estate investments	(11,863)	(521)
Receipts from lenders for funds held in escrow	316	187
Payments to lenders for funds held in escrow	(785)	(465)
Receipts from tenants for reserves	726	526
Payments to tenants from reserves	(278)	(30)
Increase in restricted cash	(581)	(445)
Deposits on future acquisitions	(100)	(300)

Net cash used in investing activities	(12,565)	(1,048)

Cash flows from financing activities:
Proceeds from issuance of equity	234	15,543
Offering costs	(33)	(984)
Proceeds from issuance of mandatorily redeemable preferred stock	38,500	—
Payments for deferred financing costs	(2,387)	(11)
Principal repayments on mortgage notes payable	(3,302)	(837)
Principal repayments on employee notes receivable	—	531
Borrowings from line of credit	13,800	19,200
Repayments on line of credit	(32,500)	(25,300)
Increase (decrease) in security deposits	133	(51)
Distributions paid for common, senior common and preferred stock	(5,147)	(4,523)

Net cash provided by financing activities	9,298	3,568

Net increase in cash and cash equivalents	2,360	7,261

Cash and cash equivalents, beginning of year	3,329	7,062

Cash and cash equivalents, end of year	$5,689	$14,323

NON-CASH OPERATING, INVESTING AND FINANCING INFORMATION

Senior common dividend issued in the dividend reinvestment program	$1	$—